EXHIBIT 10.117
AMENDMENT NO. 3
TO
T-MOBILE USA SERVICE PARTNER
SERVICES AGREEMENT
This Amendment No. 3, dated July 31, 2007 (this “Third Amendment”) is made to that certain T-Mobile USA Service Partner Services Agreement, dated August 1, 2005, as amended by that certain Amendment No. 1, dated June 23, 2006 and as amended by that certain Amendment No. 2 dated April 30, 2007, between StarTek USA, Inc., a Colorado corporation (“Service Partner”), with a principal place of business at 44 Cook Street, 4th Floor, Denver, Colorado 80206, and T-Mobile USA, Inc., a Delaware corporation (“T-Mobile USA”), with offices for business at 12920 SE 38th Street, Bellevue, Washington 98006 (the “Agreement”). Except as specifically defined otherwise herein, all terms defined in the Agreement shall have the same meanings when used in this Second Amendment.
Service Partner and T-Mobile agree as follows:
1. A new Section 3.1 is hereby added to the Agreement, which shall read in its entirety as follows:
3.1 Unless terminated sooner as provided herein this Agreement shall commence as of the Effective Date and continue for a period of one (1) year.
3.1.1 This Agreement shall automatically renew until September 1, 2007, unless either Party provides written notice of non-renewal to the other Party at least ninety (90) days prior to the expiration of the current term, August 1, 2006.
2. The amendments made to the Agreement by this Third Amendment will be effective as of the date of this Third Amendment. The Agreement, as supplemented and amended by this Third Amendment, remains in full force and effect. To the extent the terms of this Third Amendment conflict with any provisions of the Agreement, this Third Amendment shall govern.

T-MOBILE USA, INC.		STARTEK USA, INC.

By:	/s/ BETTY JONES	By:	/s/ PATRICK M. HAYES

Name:	Betty Jones	Name:	Patrick M. Hayes

Title:	VP Customer Care	Title:	COO

Date Signed:	7/31/07	Date Signed:	8/3/07